Exhibit 10.1

                                   LINE LETTER


HM4 Chancellor, L.P.                                            March 19, 1999
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court, Suite 1600
Dallas, Texas  75201
Attn: Chief Financial Officer/General Counsel

Dear Sirs and Madam:

                  Bankers Trust Company (the "Bank") is pleased to offer to HM4 Chancellor, L.P., a Texas limited partnership (the "Borrower") a $500 million line of credit (the "Line of Credit") for the purpose of providing interim financing to the Borrower to the extent necessary to consummate the open-market purchases (the "Open Market Purchases") of common stock of Chancellor Media Corporation ("Chancellor") prior to the receipt by the Borrower of capital contributions from its partners ("Capital Contributions") to make such Open Market Purchases. As used herein, the term "Partnership Agreement" shall mean the Limited Partnership Agreement, as amended, of the Borrower, dated as of March 16, 1999, a true and complete copy of which has been furnished to the Bank prior to the date hereof. All advances pursuant to the Line of Credit shall be on the following terms and on the terms and conditions set forth in the Promissory Note referenced below.

                  Each borrowing under the Line of Credit will mature on April 2, 1999 or on such earlier date as is provided in the Promissory Note. In addition, the borrowings made by the Borrower pursuant to the Line of Credit will be subject to acceleration as provided in the Promissory Note executed and delivered by the Borrower. All such borrowings shall bear interest at the rates, and be payable at the times, provided in the Promissory Note. All borrowings hereunder will be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Promissory Note"), and the Borrower will furnish satisfactory evidence of its authority to borrow hereunder (including, without limitation, borrowing resolutions, incumbency/signature certificates and opinions of counsel as set forth in Exhibits B-1 and B-2 hereto) prior to the first borrowing under the Line of Credit. All borrowings under the Promissory Note will be (i) guaranteed by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a Delaware limited partnership (the "Guarantor"), pursuant to a guaranty duly executed by the Guarantor in the form attached hereto as Exhibit C (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Guaranty"), and the Guarantor will furnish satisfactory evidence of its authority to execute, deliver and perform its obligations pursuant to the Guaranty (including, without limitation, resolutions, incumbency/signature certificates and opinions of counsel as set forth in Exhibit B attached hereto) prior to the first borrowing under the Line of Credit and (ii) secured by a first priority perfected pledge of all of the capital stock of Chancellor


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acquired by the Borrower pursuant to the Open Market Purchases pursuant to a pledge agreement duly executed by the Borrower in the form attached hereto as Exhibit D (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"). In no event will the aggregate outstanding principal amount at any time evidenced by the Promissory Note exceed $500 million.

                  This Line of Credit shall expire on the earlier of (x) April 2, 1999, and (y) the date which is one Business Day after the date of the receipt by the Guarantor of capital contributions in an aggregate amount of $500,000,000 for the capital call made on March 15, 1999 in the amount of $500 million, in any event unless earlier terminated by the Bank or the Borrower in accordance with the terms hereof or of the Promissory Note (with the date of such expiration being herein called the "Line Expiry Date"). It is understood and agreed that the Borrower may terminate this Line of Credit at any time upon at least 1 Business Day's prior written notice of such termination to the Bank. Furthermore, and notwithstanding anything to the contrary contained herein, at any time when an Event of Default (as defined in the Promissory Note) exists pursuant to the Promissory Note, the Bank may terminate the ability of the Borrower to thereafter make additional borrowings pursuant to the Line of Credit by written notice to such effect to the Borrower (in which case the Borrower shall at no time thereafter be entitled to borrow additional amounts pursuant to the Line of Credit) and, if the amounts owing under the Promissory Note become due and payable as a result of the provisions of the fifth paragraph of the Promissory Note, then the Line Expiry Date shall be deemed to have occurred. Borrowings under this Line of Credit shall be available to the Borrower prior to the expiration hereof, provided that the Bank, in its reasonable judgment, is satisfied that such borrowings will not cause the Bank to violate any applicable law, rule, regulation or guideline. Notwithstanding anything to the contrary contained above or elsewhere in this letter or in the Promissory Note, in no event will borrowings be available under this Line of Credit unless, at the time of the making of the respective borrowing and after giving effect thereto, (i) no Default or Event of Default exists pursuant to the Promissory Note, (ii) all representations and warranties contained in the Promissory Note, the Pledge Agreement and the Guaranty are true and correct in all material respects at such time and (iii) the Bank shall have received (v) a fully executed Promissory Note from the Borrower, (w) a fully executed Guaranty from the Guarantor, (x) a fully executed Pledge Agreement from the Borrower, together with evidence that the Borrower has taken all actions required by the Pledge Agreement (including, without limitation, Section 3.2 thereof) necessary to perfect the security interest of the Pledgee thereunder in all of the shares of Chancellor then owned by the Borrower, (y) all other deliveries required under the Promissory Note and
(z) the legal opinions and documentation referenced in the second paragraph of this letter. The incurrence of each borrowing pursuant to the Line of Credit shall constitute a representation and warranty by the Borrower that all conditions to such borrowing (including without limitation those described in the immediately preceding sentence) have been satisfied at the time thereof.

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                  You hereby agree (i) to pay all reasonable costs and expenses
(including the reasonable fees and expenses of White & Case LLP, as counsel to the Bank) of the Bank (and, in the case of enforcement, its subsequent assigns) arising in connection with the preparation, execution and delivery of this Line of Credit, the Promissory Note, the Guaranty, the Pledge Agreement (with the Line of Credit, the Promissory Note, the Guaranty and the Pledge Agreement being herein collectively called the "Credit Documents") and any related documentation required by the Bank in connection with the financing pursuant to the Line of Credit, and in connection with any amendment, waiver or consent relating hereto or thereto, and in connection with any enforcement of this Line Letter or any of the other Credit Documents and (ii) to pay and hold the Bank (and its subsequent assigns) harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the Credit Documents or the foregoing matters and save the Bank (and its subsequent assigns) harmless from and against any and all liabilities with respect to or resulting in any delay or omission to pay such taxes. You further agree to indemnify and hold harmless the Bank (and its subsequent assigns), and each affiliate thereof and each director, officer, employee, agent or representative thereof (each an "indemnified person") in connection with any losses, claims, damages, liabilities or other expenses (whether asserted by you or any third party) to which such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the Credit Documents or the extensions of credit contemplated thereby, or in any way arise from any use or intended use of the Line of Credit or the proceeds thereof, and you severally agree to reimburse each indemnified person for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which indemnified expenses arise), provided that you shall have no obligation hereunder to indemnify any indemnified person for any loss, claim, damage, liability or expense to the extent same resulted from the gross negligence or willful misconduct of such indemnified person. All amounts owing to the Bank or other indemnified person pursuant to this paragraph shall be paid by you promptly following any demand by the person or entity entitled to such payment pursuant to the terms of this paragraph. This letter is furnished for your benefit, and may not be relied upon by any other person or entity. None of the Bank or its subsequent assigns shall be responsible or liable to you or any other person for consequential, special or punitive damages which may be alleged as a result of this letter or any of the other Credit Documents.

                  The Bank reserves the right to employ the services of its affiliates, including, without limitation, BT Alex.Brown Incorporated ("BTAB"), in providing the services contemplated by this letter and to allocate, in whole or in part, to any such affiliate any fees payable to the Bank in such manner as the Bank and its affiliates may agree in their sole discretion. You acknowledge that the Bank may share with any of its affiliates (including BTAB) any information relating to the Borrower and its subsidiaries and affiliates. The Bank agrees to treat, and cause any such affiliate to treat, all non-public information provided to it by the Borrower and identified as confidential, as confidential information in accordance with the customary banking industry practices.

                  All payments made, or required to be made, by the Borrower hereunder will be made without setoff, counterclaim or other defense, and on the same basis as payments are required to be made by the Borrower under the Promissory Note (including without limitation as provided in the third and seventh paragraphs thereof).

                  The provisions of the immediately preceding three paragraphs and the following paragraph shall survive any termination of this letter.

                  This letter and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York. Each of you and the Bank hereby irrevocably waive all right to trial by jury of any actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this letter or the other Credit Documents, the transactions contemplated hereby and thereby, and the negotiation, performance or enforcement hereof and thereof.

                  All notices and other communications provided hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered, if to the Bank, at: Bankers Trust Company, One Bankers Trust Plaza, New York, NY 10006 Attention: David Jacobs, and if to the Borrower, at the Borrower's address specified in the addressee section of this letter, or in the case of the Bank or the Borrower, at such other address as shall be designated by such party in a written notice to the other such party hereto. All such notices and communications shall be effective when delivered as required above.

                  This letter (together with the related Credit Documents) constitutes the entire understanding between the Bank and the Borrower and supersedes all prior discussions.


                                             Very truly yours,

                                             BANKERS TRUST COMPANY

                                             By: /s/ Patricia Hogan
                                                 ------------------------------
                                                 Title: Principal

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Agreed and Accepted as of
this 19th day of March, 1999


HM4 CHANCELLOR, L.P.

By: HICKS, MUSE FUND IV LLC,
       its general partner

By: /s/ Michael D. Salim
    ---------------------------------------
    Name: Michael D. Salim
    Title: CFO